As filed with the Securities and Exchange Commission on August 7, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

XENOPORT, INC.

(Exact name of registrant as specified in its charter)

Delaware	94-3330837
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3410 Central Expressway

Santa Clara, CA 95051

(408) 616-7200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ronald W. Barrett, Ph.D.

Chief Executive Officer

XenoPort, Inc

3410 Central Expressway

Santa Clara, CA 95051

(408) 616-7200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Chadwick L. Mills

Cooley LLP

101 California Street

5th Floor

San Francisco, CA 94111-5800

(415) 693-2000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Common Stock, par value $0.001 per share, including related rights to purchase Series A junior participating preferred stock(2)	(3)	(4)	(4)
Warrants	(3)	(4)	(4)
Total	(3)		$150,000,000	$18,787.44(5)

(1)	Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this Registration Statement include unsold securities previously registered by the Registrant on the Registrant’s Registration Statement on Form S-3 (Registration No. 333-189933) initially filed on July 12, 2013 and declared effective on July 26, 2013 (the “Prior Registration Statement”). The Prior Registration Statement registered the offer and sale of an indeterminate number of shares of common stock and preferred stock, an indeterminate principal amount of debt securities, and an indeterminate number of warrants to purchase common stock, preferred stock and/or debt securities having an aggregate initial offering price not to exceed $150,000,000, $67,200,000 of which securities remain unsold (the “Unsold Securities”) as the date of filing of this Registration Statement. The Registrant has determined to include in this Registration Statement shares of common stock and warrants to purchase common stock that remain as Unsold Securities under the Prior Registration Statement with an aggregate offering price of $67,200,000. Pursuant to Rule 415(a)(6) under the Securities Act, the filing fee of $9,166.08 relating to such Unsold Securities under the Prior Registration Statement will continue to be applied to such securities registered pursuant to this Registration Statement. The Registrant is also registering new securities on this Registration Statement with an aggregate offering price of $82,800,000 (the “New Securities”), which aggregate offering price is not specified as to each class of security (see footnote (3)). To the extent that, after the filing date hereof and prior to the effectiveness of this Registration Statement, the Registrant sells any Unsold Securities pursuant to the Prior Registration Statement, the Registrant will identify in a pre-effective amendment to this Registration Statement the updated amount of Unsold Securities from the Prior Registration Statement to be included in this Registration Statement pursuant to Rule 415(a)(6) and the updated amount of New Securities to be registered on this Registration Statement. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of the Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.
(2)	Each share of the Registrant’s common stock being registered hereunder, if issued prior to the termination by the Registrant of its rights agreement, dated as of December 15, 2005, as amended, between the Registrant and the rights agent named therein, includes Series A junior participating preferred stock purchase rights (the “Rights”). Prior to the occurrence of certain events, the Rights will not be exercisable or evidenced separately from the Registrant’s common stock and have no value except as reflected in the market price of the shares to which they are attached.
(3)	There are being registered hereunder such indeterminate number of shares of common stock, such indeterminate number of warrants to purchase common stock, and such indeterminate number of shares of common stock issuable upon exercise of any such warrants as shall have an aggregate initial offering price not to exceed $150,000,000. The common stock and warrants to purchase common stock registered hereunder may be sold separately or in combination. The proposed maximum offering price per class of security will be determined, from time to time, by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder. In addition, pursuant to Rule 416 under the Securities Act, the shares of common stock being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares of common stock being registered hereunder as a result of stock splits, stock dividends or similar transactions.
(4)	The proposed maximum aggregate offering price per class of security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.
(5)	The filing fee of $9,166.08 relating to the Unsold Securities under the Prior Registration Statement, which was paid under the Prior Registration Statement, will continue to be applied to the Unsold Securities registered pursuant to this Registration Statement. A filing fee of $9,621.36 with respect to the New Securities is being paid in connection with the filing of this Registration Statement. See footnote (1) above.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 7, 2015

Prospectus

$150,000,000

Common Stock

Warrants

From time to time, we may offer up to $150,000,000 of shares of our common stock and warrants to purchase our common stock, either individually or in combination. We may also offer common stock upon the exercise of warrants.

We will provide the specific terms of these offerings and securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before you buy any of the securities being offered.

Our common stock is listed on The NASDAQ Global Select Market under the trading symbol “XNPT.” On August 6, 2015, the last reported sale price of our common stock was $6.75 per share. The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on The NASDAQ Global Select Market or other securities exchange of the securities covered by the prospectus supplement.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the documents that are incorporated by reference into this prospectus.

This prospectus may not be used to consummate a sale of securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2015.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration statement, we may, from time to time, offer and sell, in one or more offerings, any combination of the securities described in this prospectus for total gross proceeds of up to $150,000,000. This prospectus provides you with a general description of the securities we may offer.

Each time we offer securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. We urge you to read carefully this prospectus, any applicable prospectus supplement and any free writing prospectuses we have authorized for use in connection with a specific offering, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference,” before buying any of the securities being offered.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

You should rely only on the information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. We have not authorized anyone to provide you with different or additional information. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

The information appearing in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of

i

the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus incorporates by reference market data, industry statistics and other data that have been obtained from, or compiled from, information made available by third parties. We have not independently verified their data.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

ii

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

XenoPort, Inc.

Overview

XenoPort, Inc. is a biopharmaceutical company focused on developing and commercializing a portfolio of internally discovered product candidates for the potential treatment of neurological and other disorders. We are currently commercializing HORIZANT (gabapentin enacarbil) Extended-Release Tablets in the United States and REGNITE (gabapentin enacarbil) Extended-Release Tablets are being marketed in Japan by Astellas Pharma Inc. HORIZANT has been approved by the U.S. Food and Drug Administration, or FDA, for the treatment of moderate-to-severe primary restless legs syndrome, or RLS, in adults and for the management of postherpetic neuralgia, or PHN, in adults. RLS, also known as Willis-Ekbom Disease, is a neurological disorder characterized by an urge to move the legs, usually caused or accompanied by uncomfortable and unpleasant sensations in the legs. PHN is a neuropathic (nerve) pain syndrome that can follow the healing of an outbreak of herpes zoster, commonly known as shingles. REGNITE has been approved by the Japanese Ministry of Health, Labor and Welfare as a treatment for patients with moderate-to-severe primary RLS.

Our development-stage product candidates include: XP23829, a novel fumaric acid ester product candidate that we are developing as a potential treatment for psoriasis, as well as potentially for relapsing forms of multiple sclerosis, or MS; gabapentin enacarbil, which the National Institute on Alcohol Abuse and Alcoholism, or NIAAA, is evaluating as a potential treatment for alcohol use disorder, or AUD; and arbaclofin placarbil, or AP, which was licensed to Indivior PLC, a new business entity that was formed by divestment of the pharmaceutical division from Reckitt Benckiser Group plc, for development and commercialization worldwide in all indications. In addition, XP21279, which is a potential treatment for patients with advanced idiopathic Parkinson’s disease, has completed Phase 2 development and we may develop it further to the extent that our resources permit, or we may enter into third-party business relationships in order to carry out such development activities.

Company Information

We were incorporated in Delaware in May 1999. Our principal offices are located at 3410 Central Expressway, Santa Clara, California 95051, and our telephone number is (408) 616-7200. Our website address is www.XenoPort.com. Information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus, and you should not consider it part of this prospectus or part of any prospectus supplement. Our website address is included in this document as an inactive textual reference only.

HORIZANT, REGNITE, Transported Prodrug, XENOPORT and the XenoPort logo are our trademarks. Service marks, trademarks and trade names included or incorporated by reference in this in this prospectus and any prospectus supplement are the property of their respective owners. Unless the context requires otherwise, references in this prospectus to “XenoPort,” “the company,” “we,” “us” and “our” refer to XenoPort, Inc. and its consolidated subsidiary.

The Securities We May Offer

We may offer shares of our common stock and warrants to purchase our common stock, either individually or in combination, with a total value of up to $150,000,000 from time to time under this prospectus, together with any applicable prospectus supplement and any related free writing prospectus, at prices and on terms to be determined by market conditions at the time of any offering. We may also offer common stock upon the exercise of warrants. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including the aggregate offering price.

A prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents we have incorporated by reference into this prospectus. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

We may sell the securities directly to investors or to or through underwriters, dealers or agents. We, and our underwriters or agents, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities to or through underwriters or agents, we will include in the applicable prospectus supplement:

•	the names of those underwriters or agents;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding over-allotment or other options, if any; and

•	the net proceeds to us.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

Common Stock. We may issue shares of our common stock from time to time. Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of our common stock are entitled to receive ratably those dividends, if any, as may be declared by the board of directors out of legally available funds. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then outstanding shares of preferred stock. Holders of our common stock have no preemptive, conversion or subscription rights, and there are no redemption or sinking fund provisions applicable to the common stock. In this prospectus, we have summarized certain general features of the common stock under “Description of Capital Stock—Common Stock.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to any common stock being offered.

Warrants. We may issue warrants for the purchase of common stock in one or more series. We may issue warrants independently or together with common stock, and the warrants may be attached to or separate from the common stock. In this prospectus, we have summarized certain general features of the warrants under “Description of Warrants.” We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the particular series of warrants being offered, as well as the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the warrants. A form of warrant agreement and warrant certificate containing the terms of the warrants that may be offered has been filed as an exhibit to the registration statement of which this prospectus is a part. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that describe the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants.

Warrants may be issued under a warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if any, in the applicable prospectus supplement relating to a particular series of warrants.

Use of Proceeds

Except as described in any applicable prospectus supplement or in any free writing prospectuses we have authorized for use in connection with a specific offering, we currently intend to use the net proceeds from offerings of our securities under this prospectus, if any, for working capital and general corporate purposes, including research and development expenses, selling, general and administrative expenses and manufacturing expenses. See “Use of Proceeds” on page 5 of this prospectus.

NASDAQ Global Select Market Listing

Our common stock is listed on The NASDAQ Global Select Market under the symbol “XNPT.”

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and discussed under the section entitled “Risk Factors” contained in our most recent annual report on Form 10-K and in our most recent quarterly report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the applicable prospectus supplement, any free writing prospectus that we may authorize for use in connection with a specific offering and the documents incorporated by reference therein. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section below entitled “Forward-Looking Statements.”

FORWARD-LOOKING STATEMENTS

This prospectus and the documents we have filed with the SEC that are incorporated by reference contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Forward-looking statements may include, but are not limited to, statements about:

•	future sales of and our ability to effectively commercialize HORIZANT, including our ability to obtain adequate financial coverage and reimbursement from third party payers and to comply with applicable laws, regulations and regulatory requirements;

•	the timing, receipt and amount of sales, profit sharing or royalties from REGNITE and our other potential future products;

•	our and our business partners’ ability to obtain and maintain regulatory approvals for HORIZANT, REGNITE and our product candidates;

•	our and our business partners’ ability to obtain adequate commercial and clinical supplies of HORIZANT, REGNITE and our product candidates from current and new single source suppliers;

•	our plans and those of our business partners to develop and commercialize our product candidates;

•	the initiation, scope, rate of progress, results and timing of our preclinical studies and clinical trials and those of our business partners;

•	the timing or likelihood of regulatory submissions and approvals and other regulatory actions;

•	our ability to maintain our current agreements with Astellas, Indivior and/or the NIAAA, and our ability to establish and maintain potential new collaborative, licensing or other strategic arrangements for the development and commercialization of our product candidates;

•	the timing, receipt and amount of potential milestone payments under our license agreement with Indivior;

•	the terms and timing of any collaborative, licensing and other strategic arrangements, including the timing of any potential milestone and royalty payments;

•	the accuracy of our estimates regarding sufficiency of our cash resources, expenses, future revenues, capital requirements and needs for additional financing, and our ability to obtain additional financing;

•	our intended use of the net proceeds from offerings of our securities under this prospectus;

•	our operations and legal risks;

•	market and other factors that may impact the market price of our common stock and the value of your warrants; and

•	our ability to obtain and maintain intellectual property protection for our product candidates.

In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “would,” “will” and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events, are based on assumptions and are subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We discuss in greater detail, and incorporate by reference into this prospectus in their entirety, many of these risks and uncertainties under the heading “Risk Factors” contained in the applicable prospectus supplement, in any free writing prospectus we may authorize for use in connection with a specific offering, and in our most recent annual report on Form 10-K and in our most recent quarterly report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. You should read this prospectus, the applicable prospectus supplement, together with the documents we have filed with the SEC that are incorporated by reference and any free writing prospectus we have authorized for use in connection with a specific offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

USE OF PROCEEDS

Except as described in any applicable prospectus supplement or in any free writing prospectuses we have authorized for use in connection with a specific offering, we currently intend to use the net proceeds from offerings of our securities under this prospectus, if any, for working capital and general corporate purposes, including research and development expenses, selling, general and administrative expenses and manufacturing expenses.

The amounts and timing of our use of the net proceeds from any offering of securities under this prospectus will depend on a number of factors, such as the timing and progress of our commercialization and research and development efforts, the timing and progress of any partnering efforts, technological advances and the competitive environment for our product. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from any offering of securities under this prospectus. Accordingly, our management will have broad discretion in the timing and application of these proceeds. Pending application of the net proceeds as described above, we intend to temporarily invest the proceeds in short-term, interest-bearing instruments.

DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital stock consists of 200,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share. As of June 30, 2015, there were 63,074,760 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding.

The following summary description of our capital stock is based on the provisions of our amended and restated certificate of incorporation, our amended and restated bylaws (as amended), the applicable provisions of the Delaware General Corporation Law and the agreement described below. This information may not be complete in all respects and is qualified entirely by reference to the provisions of our amended and restated certificate of incorporation, our amended and restated bylaws, the Delaware General Corporation Law and such agreement. For information on how to obtain copies of our amended and restated certificate of incorporation, our amended and restated bylaws and such agreement, see “Where You Can Find More Information.”

Common Stock

The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders and do not currently have cumulative voting rights. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. However, holders of our common stock may not, unless otherwise required by law, vote on any amendment to our amended and restated certificate of incorporation that relates solely to the terms of one or more series of preferred stock that we may issue if the holders of such preferred stock are entitled to vote on such amendment. Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of common stock are entitled to receive ratably those dividends, if any, as may be declared by the board of directors out of legally available funds. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then outstanding shares of preferred stock. Holders of our common stock have no preemptive, conversion or subscription rights, and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate in the future.

Preferred Stock

Our amended and restated certificate of incorporation provides that our board of directors has the authority, without further action by our stockholders, to issue up to 5,000,000 shares of preferred stock, of which 1,000,000 shares are authorized for issuance as Series A junior participating preferred stock, none of which are outstanding. Our board of directors may issue preferred stock in one or more series and has the authority to establish from time to time the number of shares to be included in each such series, to fix the rights, preferences and privileges of the shares of each wholly unissued series and any qualifications, limitations or restrictions thereon, and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of us and may adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock.

Stockholder Rights Plan; Series A Junior Participating Preferred Stock

In December 2005, our board of directors adopted a Stockholder Rights Plan, which was thereafter amended, pursuant to which each share of our common stock outstanding has attached to it a preferred stock purchase right. Each right entitles the registered holder to purchase from us one one-hundredth of a share of Series A junior participating preferred stock at an exercise price of $140.00 per right, subject to adjustment. The rights trade with our common stock and are not currently exercisable. The rights will generally become exercisable upon the earlier to occur of (i) the date of a public announcement that a person (or a group of affiliated or associated persons) has acquired beneficial ownership of 15% or more of our outstanding common stock, which we refer to as an Acquiring Person, or (ii) ten business days (or such later date as may be determined by action of our board of directors prior to such time as any person becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in any person becoming an Acquiring Person. In the event that any person (or a group of affiliated or associated persons) becomes an Acquiring Person, proper provision shall be made so that each holder of a right, other than rights beneficially owned by the Acquiring Person or any affiliate or associate thereof (which will thereafter be void), will for a 60-day period have the right to receive upon exercise that number of shares of our common stock having a market value of two times the exercise price of the right (or, if such number of shares is not and cannot be authorized, we may issue preferred stock, cash, debt, stock or a combination thereof in exchange for the rights). This right will commence on the day of the first public announcement that a person has become an Acquiring Person and terminate 60 days later (subject to adjustment in the event exercise of the rights is enjoined or a similar obstacle exists as to the exercise of the rights). At the time the rights “flip in,” they will no longer represent the right to purchase shares of Series A junior participating preferred stock. In the event that we are acquired in a merger or other business combination transaction or 50% or more of our consolidated assets or earning power are sold to an Acquiring Person, its affiliates or associates or certain other persons in which such persons have an interest, proper provision will be made so that each holder of a right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the right.

Each share of Series A junior participating preferred stock will be entitled to a minimum preferential quarterly dividend payment of $1.00 but will be entitled to an aggregate dividend of 100 times the dividend declared per share of common stock. In the event of liquidation, the holders of shares of Series A junior participating preferred stock would be entitled to receive a minimum preferential liquidation payment of $100 per share, but would be entitled to an aggregate payment of 100 times the payment made per share of common stock. In the event of any merger, consolidation or other transaction in which our common stock is exchanged, each share of Series A junior participating preferred stock would be entitled to receive 100 times the amount of consideration received per share of common stock. Each share of Series A junior participating preferred stock will have 100 votes, voting together with the shares of common stock. The shares of Series A junior participating preferred stock that we may issue rank junior to any other series of our preferred stock. The Series A junior participating preferred stock is not convertible or redeemable and has no preemptive, subscription or conversion rights.

Our board of directors may terminate the Stockholder Rights Plan at any time and the terms of the rights may generally be amended by our board of directors without the consent of the holders of the rights (except that from and after such time as the rights are distributed and exercisable, no such amendment may adversely affect the interests of the holders of the rights). Our board of directors may also redeem the rights at a price of $0.001 per right at any time prior to the day of the first public announcement that a person has become an Acquiring Person. Our board of directors may also exchange the rights at any time after an Acquiring Person becomes an Acquiring Person and prior to the acquisition by such Acquiring Person of 50% or more of our outstanding common stock. The rights are protected by customary anti-dilution provisions. These rights will expire on January 13, 2016, unless the rights are earlier redeemed or exchanged by us. The rights have certain anti-takeover effects and will cause substantial dilution to a person or group that attempts to acquire us on terms not approved by our board of directors.

Delaware Anti-Takeover Law and Certain Provisions of Our Certificate of Incorporation and Bylaws

Delaware Law

We are subject to Section 203 of the General Corporation Law of the State of Delaware, or DGCL, which regulates acquisitions of some Delaware corporations. In general, Section 203 prohibits, with some exceptions, a publicly held Delaware corporation such as us from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time that the stockholder became an interested stockholder, unless:

•	prior to the time the stockholder became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (a) shares owned by persons who are directors and also officers and (b) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	at or subsequent to the time the stockholder became an interested stockholder, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66-2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 of the DGCL generally defines a “business combination” to include any of the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) involving the interested stockholder of 10% or more of the assets of the corporation (or its majority-owned subsidiary);

•	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•	subject to exceptions, any transaction involving the corporation that has the effect, directly or indirectly, of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; and

•	the receipt by the interested stockholder of the benefit, directly or indirectly (except proportionately as a stockholder of such corporation), of any loans, advances, guarantees, pledges or other financial benefits, other than certain benefits set forth in Section 203, provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person that is an affiliate or associate of such entity or person.

Section 203 of the DGCL could delay, discourage or prohibit transactions not approved in advance by our board of directors, such as takeover attempts that might otherwise involve the payment to our stockholders of a premium for their shares over then current prices.

Certificate of Incorporation and Bylaw Provisions

Our amended and restated certificate of incorporation and amended and restated bylaws provide that our board of directors be divided into three classes of directors, with each class serving a staggered three-year term.

The classification system of electing directors may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of us and may maintain the composition of our current board of directors, as the classification of the board of directors generally increases the difficulty of replacing a majority of directors. In addition, our amended and restated certificate of incorporation and amended and restated bylaws:

•	provide that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing;

•	establish advance notice requirements for nominations for election to our board of directors or for proposing matters that can be acted upon at a stockholder meeting;

•	provide that the authorized number of directors may be changed only by resolution of the board of directors; and

•	eliminate cumulative voting for the election of directors (unless at the time of any such election we are subject to certain provisions of the California General Corporation Law).

Our amended and restated bylaws also provide that special meetings of our stockholders may be called only by the chairperson of our board of directors, our chief executive officer or by our board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors.

These and other provisions contained in our amended and restated certificate of incorporation and amended and restated bylaws could delay or discourage some types of transactions involving an actual or potential change in our control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares over then current prices, and may limit the ability of our stockholders to remove current management or approve transactions that our stockholders may deem to be in their best interests and, therefore, could adversely affect the price of our common stock.

Transfer Agent and Registrar

The Transfer Agent and Registrar for our common stock is Computershare Trust Company, N.A. Its address is 250 Royall Street, Canton, MA 02021.

NASDAQ Global Select Market Listing

Our common stock is listed on The NASDAQ Global Select Market under the symbol “XNPT.”

DESCRIPTION OF WARRANTS

The following description, together with the additional information that we include in any applicable prospectus supplement and in any related free writing prospectus that we may authorize to be distributed to you, summarizes the material terms and provisions of the warrants that we may offer under this prospectus. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The following description of warrants will apply to the warrants offered under this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of warrants may specify different or additional terms.

We have filed a form of warrant agreement and warrant certificate containing the terms of the warrants that may be offered as an exhibit to the registration statement of which this prospectus is a part. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that describe the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants. The following summaries of material terms and provisions of the warrants are subject to, and qualified in their entirety by reference to, all the provisions of the form of warrant and/or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements applicable to a particular series of warrants. We urge you to read the applicable prospectus supplement related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectus, and the form of warrant and/or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements, that contain the terms of the warrants.

General

The warrants may be issued independently or together with any common stock, and the warrants may be attached to or separate from the common stock. The warrants may be issued under a warrant agreement that we enter into with a warrant agent, all as will be set forth in a prospectus supplement relating to the particular series of warrants being offered pursuant to this prospectus and such prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the particular series of warrants being offered, including:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	if applicable, the number of warrants issued with each share of common stock;

•	if applicable, the date on and after which the warrants and the related common stock will be separately transferable;

•	the number of shares of common stock purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of shares of common stock issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrants may be modified;

•	a discussion of any material or special United States federal income tax consequences of holding or exercising the warrants; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of our common stock, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any. Accordingly, holders of warrants will not be entitled, by virtue of being such holders, to vote, consent, receive dividends, receive notices as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter, or to exercise any rights whatsoever as our stockholders.

Exercise of Warrants

Each warrant will entitle the holder to purchase shares of our common stock at such exercise price as will in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement relating to the warrants offered thereby. The warrants may be exercised as set forth in the applicable prospectus supplement relating to the warrants offered. Unless we otherwise specify in the applicable prospectus supplement, warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.

Upon receipt of payment and the warrant or warrant certificate, as applicable, properly completed and duly executed at the corporate trust office of the warrant agent, if any, or any other office, including ours, indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the common stock purchasable upon such exercise. If less than all of the warrants (or the warrants represented by such warrant certificate) are exercised, a new warrant or a new warrant certificate, as applicable, will be issued for the remaining warrants.

Governing Law

Unless we otherwise specify in the applicable prospectus supplement, the warrants will be governed by and construed in accordance with the laws of the State of New York.

Enforceability of Rights by Holders of Warrants

Each warrant agent, if any, will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the common stock purchasable upon exercise of, its warrants.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

•	the name or names of any underwriters or agents, if any;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any over-allotment or other options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time, including in “at-the-market” offerings or otherwise. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters that are qualified market makers on the NASDAQ Global Select Market may engage in passive market making transactions in the securities on the NASDAQ Global Select Market in accordance with Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon for us by Cooley LLP, San Francisco, California.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our financial statements included in our annual report on Form 10-K for the year ended December 31, 2014, and the effectiveness of our internal control over financial reporting as of December 31, 2014, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

The audited Statement of Revenue and Certain Direct Expenses of the HORIZANT Product Line of GlaxoSmithKline PLC incorporated in this prospectus by reference to the XenoPort, Inc. Current Report on Form 8-K/A dated May 1, 2013, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (Commission File No. 000-51329):

•	our annual report on Form 10-K for the fiscal year ended December 31, 2014, filed with the SEC on February 27, 2015;

•	the information specifically incorporated by reference into our annual report on Form 10-K for the fiscal year ended December 31, 2014 from our definitive proxy statement on Schedule 14A for our 2015 Annual Meeting of Stockholders, filed with the SEC on April 10, 2015;

•	our quarterly reports on Form 10-Q for the quarters ended March 31, 2015 and June 30, 2015, filed with the SEC on May 7, 2015 and August 6, 2015, respectively;

•	our current reports on Form 8-K, filed with the SEC on January 16, 2015, January 28, 2015 (except for the information furnished under Item 2.02 thereof and the accompanying exhibit 99.1), February 3, 2015, February 19, 2015 (except for the information furnished under Item 2.02 thereof and the accompanying exhibit 99.1) and May 22, 2015;

•	the description of our common stock set forth in our registration statement on Form 8-A, filed with the SEC on May 25, 2005, as amended by Form 8-A/A, filed with the SEC on December 20, 2005, including any further amendments thereto or reports filed for the purposes of updating this description; and

•	the audited statements of revenues and certain direct expenses of the HORIZANT product line for each of the years in the two-year period ended December 31, 2012 and the unaudited statements of revenues and certain direct expenses of the HORIZANT product line for the three months ended March 31, 2013 and 2012, and the notes related thereto, which have been filed as Exhibit 99.2 to our current report on Form 8-K/A filed with the SEC on July 17, 2013.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus and will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will furnish without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to XenoPort, Inc., Attention: Investor Relations, 3410 Central Expressway, Santa Clara, California 95051. Our phone number is (408) 616-7200.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth an estimate of the fees and expenses, other than the underwriting discounts and commissions, payable by us in connection with the issuance and distribution of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee.

Amount
SEC registration fee	$18,787
NASDAQ Global Select Market listing fee	65,000
FINRA filing fee (if applicable)	23,000
Accounting fees and expenses	325,000
Legal fees and expenses	400,000
Transfer agent and registrar fees and expenses	10,000
Warrant agent fees and expenses (if applicable)	10,000
Printing and miscellaneous fees and expenses	30,000

Total	$881,787

Item 15.	Indemnification of Directors and Officers

The Registrant’s amended and restated certificate of incorporation contains provisions permitted under Delaware law relating to the liability of directors. These provisions eliminate a director’s personal liability for monetary damages resulting from a breach of fiduciary duty as a director, except in circumstances involving wrongful acts, such as:

•	any breach of the director’s duty of loyalty to the Registrant or its stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law;

•	any act related to unlawful stock repurchases, redemptions or other distribution or payments of dividends; or

•	any transaction from which the director derived an improper personal benefit.

These provisions do not limit or eliminate the Registrant’s rights or any stockholder’s rights to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director’s fiduciary duty. These provisions will not alter a director’s liability under federal securities laws.

As permitted by Section 145 of the Delaware General Corporation Law, the Registrant’s amended and restated bylaws provide that: (1) the Registrant is required to indemnify its directors and executive officers to the fullest extent not prohibited by the Delaware General Corporation Law or any other applicable law; (2) the Registrant may, in its discretion, indemnify its other officers, employees and agents as set forth in the Delaware General Corporation Law or any other applicable law; (3) the Registrant is required to advance all expenses incurred by its directors and executive officers in connection with certain legal proceedings; (4) the rights conferred in the Registrant’s amended and restated bylaws are not exclusive; and (5) the Registrant is authorized to enter into indemnification agreements with its directors, officers, employees and agents.

The Registrant has entered into agreements with its directors and officers that require the Registrant to indemnify such persons against any and all expenses, judgments, fines, penalties and amounts paid in settlement, as well as any taxes imposed on such persons as a result of the actual or deemed receipt of any such payments, in connection with any threatened, pending or completed action, suit, proceeding or alternative dispute resolution mechanism (or any hearing, inquiry or investigation that such person in good faith believes might lead to the institution of any such action, suit, proceeding or alternative dispute resolution mechanism), whether civil, criminal, administrative, investigative or otherwise, related to the fact that any such person is or was a director, officer, employee, agent or fiduciary of the Registrant, or any subsidiary of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action or inaction on the part of any such person while serving in such capacity. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder. At present, no litigation or proceeding is pending that involves any of the Registrant’s directors or officers regarding which indemnification is sought, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification.

The Registrant maintains a directors’ and officers’ liability insurance policy. The policy insures directors and officers against unindemnified losses arising from certain wrongful acts in their capacities as directors and officers and reimburses the Registrant for those losses for which the Registrant has lawfully indemnified the directors and officers. The policy contains various exclusions.

The underwriting agreement that the Registrant may enter into (Exhibit 1.1) may provide for indemnification by any underwriters of the Registrant, its directors, its officers who sign the registration statement and the Registrant’s controlling persons for some liabilities, including liabilities arising under the Securities Act.

Item 16.	Exhibits

Exhibit Number	Description of Document

1.1*	Form of Underwriting Agreement

3.1	Amended and Restated Certificate of Incorporation(1)

3.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation(2)

3.3	Certificate of Amendment of Amended and Restated Certificate of Incorporation(3)

3.4	Amended and Restated Bylaws, as amended effective May 19, 2015(4)

3.5	Certificate of Designation of Series A Junior Participating Preferred Stock(5)

4.1	Reference is made to Exhibits 3.1, 3.2, 3.3, 3.4 and 3.5

4.2	Specimen Common Stock Certificate(6)

4.3	Form of Right Certificate(7)

4.4	Rights Agreement, dated as of December 15, 2005, by and between the Company and Mellon Investor Services LLC(8)

4.5	Amendment No. 1 to Rights Agreement, dated as of January 29, 2015, by and between the Company and Computershare Inc., successor rights agent to Computershare Shareowner Services LLC (f/k/a Mellon Investor Services LLC)(9)

4.6+	Form of Common Stock Warrant Agreement and Warrant Certificate

5.1+	Opinion of Cooley LLP

23.1+	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2+	Consent of PricewaterhouseCoopers LLP, Independent Accountants

23.3+	Consent of Cooley LLP is contained in Exhibit 5.1 to this Registration Statement

24.1+	Power of Attorney is contained on the signature pages

*	To be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference, if applicable.
+	Filed herewith.
(1)	Incorporated herein by reference to the same numbered exhibit of the Registrant’s quarterly report on Form 10-Q (File No. 000-51329) for the period ended June 30, 2005, filed with the SEC on August 11, 2005.
(2)	Incorporated herein by reference to Exhibit 3.2 of Registrant’s current report on Form 8-K (File No. 000-51329), filed with the SEC on May 22, 2015.
(3)	Incorporated herein by reference to Exhibit 3.3 of Registrant’s current report on Form 8-K (File No. 000-51329), filed with the SEC on May 22, 2015.
(4)	Incorporated herein by reference to Exhibit 3.4 of Registrant’s current report on Form 8-K (File No. 000-51329), filed with the SEC on May 22, 2015.
(5)	Incorporated herein by reference to Exhibit 3.1 of Registrant’s current report on Form 8-K (File No. 000-51329), filed with the SEC on December 16, 2005.
(6)	Incorporated herein by reference to Exhibit 4.1 of Registrant’s registration statement on Form S-1, as amended (File No. 333-122156), filed with the SEC on April 13, 2005.
(7)	Incorporated herein by reference to Exhibit 4.1 of Registrant’s current report on Form 8-K (File No. 000-51329), filed with the SEC on December 16, 2005.
(8)	Incorporated herein by reference to Exhibit 4.2 of Registrant’s current report on Form 8-K (File No. 000-51329), filed with the SEC on December 16, 2005.
(9)	Incorporated herein by reference to Exhibit 4.2 of Registrant’s current report on Form 8-K (File No. 000-51329), filed with the SEC on February 3, 2015.

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) That, for purposes of determining any liability under the Securities Act of 1933:

(i) the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to

Rule 424(b)(l) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be a part of the registration statement as of the time it was declared effective; and

(ii) each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on August 7, 2015.

XENOPORT, INC.

By:	/s/ RONALD W. BARRETT
Ronald W. Barrett Chief Executive Officer

KNOW ALL PERSONS BY THESE  PRESENTS, that each person whose signature appears below constitutes and appoints Ronald W. Barrett and William G. Harris, and each of them, as true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in their names and behalf in their capacities as officers and directors to enable XenoPort, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ RONALD W. BARRETT Ronald W. Barrett	Chief Executive Officer and Director (Principal Executive Officer)	August 7, 2015

/S/ WILLIAM G. HARRIS William G. Harris	Senior Vice President of Finance and Chief Financial Officer (Principal Financial and Accounting Officer)	August 7, 2015

/S/ PAUL L. BERNS Paul L. Berns	Director	August 7, 2015

/S/ DENNIS M. FENTON Dennis M. Fenton	Director	August 7, 2015

/S/ JOHN G. FREUND John G. Freund	Director	August 7, 2015

/S/ CATHERINE J. FRIEDMAN Catherine J. Friedman	Director	August 7, 2015

Signature	Title	Date

/S/ JERYL L. HILLEMAN Jeryl L. Hilleman	Director	August 7, 2015

/S/ WILLIAM J. RIEFLIN William J. Rieflin	Director	August 7, 2015

/S/ WENDELL WIERENGA Wendell Wierenga	Director	August 7, 2015

EXHIBIT INDEX

Exhibit Number	Description of Document

1.1*	Form of Underwriting Agreement

3.1	Amended and Restated Certificate of Incorporation(1)

3.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation(2)

3.3	Certificate of Amendment of Amended and Restated Certificate of Incorporation(3)

3.4	Amended and Restated Bylaws, as amended effective May 19, 2015(4)

3.5	Certificate of Designation of Series A Junior Participating Preferred Stock(5)

4.1	Reference is made to Exhibits 3.1, 3.2, 3.3, 3.4 and 3.5

4.2	Specimen Common Stock Certificate(6)

4.3	Form of Right Certificate(7)

4.4	Rights Agreement, dated as of December 15, 2005, by and between the Company and Mellon Investor Services LLC(8)

4.5	Amendment No. 1 to Rights Agreement, dated as of January 29, 2015, by and between the Company and Computershare Inc., successor rights agent to Computershare Shareowner Services LLC (f/k/a Mellon Investor Services LLC)(9)

4.6+	Form of Common Stock Warrant Agreement and Warrant Certificate

5.1+	Opinion of Cooley LLP

23.1+	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2+	Consent of PricewaterhouseCoopers LLP, Independent Accountants

23.3+	Consent of Cooley LLP is contained in Exhibit 5.1 to this Registration Statement

24.1+	Power of Attorney is contained on the signature pages

*	To be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference, if applicable.
+	Filed herewith.
(1)	Incorporated herein by reference to the same numbered exhibit of the Registrant’s quarterly report on Form 10-Q (File No. 000-51329) for the period ended June 30, 2005, filed with the SEC on August 11, 2005.
(2)	Incorporated herein by reference to Exhibit 3.2 of Registrant’s current report on Form 8-K (File No. 000-51329), filed with the SEC on May 22, 2015.
(3)	Incorporated herein by reference to Exhibit 3.3 of Registrant’s current report on Form 8-K (File No. 000-51329), filed with the SEC on May 22, 2015.
(4)	Incorporated herein by reference to Exhibit 3.4 of Registrant’s current report on Form 8-K (File No. 000-51329), filed with the SEC on May 22, 2015.
(5)	Incorporated herein by reference to Exhibit 3.1 of Registrant’s current report on Form 8-K (File No. 000-51329), filed with the SEC on December 16, 2005.
(6)	Incorporated herein by reference to Exhibit 4.1 of Registrant’s registration statement on Form S-1, as amended (File No. 333-122156), filed with the SEC on April 13, 2005.
(7)	Incorporated herein by reference to Exhibit 4.1 of Registrant’s current report on Form 8-K (File No. 000-51329), filed with the SEC on December 16, 2005.
(8)	Incorporated herein by reference to Exhibit 4.2 of Registrant’s current report on Form 8-K (File No. 000-51329), filed with the SEC on December 16, 2005.
(9)	Incorporated herein by reference to Exhibit 4.2 of Registrant’s current report on Form 8-K (File No. 000-51329), filed with the SEC on February 3, 2015.